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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (date of earliest event reported): August 15, 2005

                             COMMUNITY BANCORP INC.
             (Exact name of registrant as specified in its charter)

            Delaware                 Commission             33-0859354
 (State of other jurisdiction of     File Number:        (I.R.S. Employer
  Incorporation or organization       000-26505         Identification No.)

          900 Canterbury Place, Suite 300, Escondido, California 92025
                    (Address of principal executive offices)

                                 (760) 432-1100
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement.

     On August 15, 2005, Community Bancorp Inc., (the "Company") completed a private placement of $20,619,000 of trust preferred securities (the "Securities") through Community (CA) Capital Statutory Trust III (the "Trust"), a statutory trust formed by the Company for that purpose.

     In connection with this issuance, the Company entered into an Amended and Restated Trust Agreement, dated August 15, 2005, among the Company, Wilmington Trust Company and the administrators named therein, pursuant to which the Securities were issued. The Securities require quarterly distributions and bear interest at a fixed rate of 5.85% per annum for the first five years and thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 1.69% per annum. The Securities mature in 30 years and are redeemable, in whole or in part, without penalty, at the option of the Company after five years.

     The proceeds from the sale of the Securities were used by the Trust to purchase from the Company $20,619,000 in aggregate principal amount of the Company's fixed/floating rate junior deferrable interest debentures due in 2035 (the "Debentures").

     The Debentures were issued pursuant to an Indenture (the "Indenture"), dated August 15, 2005, by and between the Company and Wilmington Trust Company, as trustee. The Debentures bear interest at a fixed rate of 5.85% for the first five years, after which the rate will reset quarterly at the three-month LIBOR rate plus 1.69% per annum, and are redeemable, in whole or in part, without penalty, at the option of the Company after five years. The interest payments on the Debentures made by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Securities.

     The Company also entered into a guarantee agreement providing for the limited guarantee of certain payments by the Trust.

     A copy of the press release announcing the issuance of the Securities, dated August 16, 2005, is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See the description contained in Item 1.01 above, which is incorporated by reference herein.




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Item 9.01  Financial Statements and Exhibits.

       (c) Exhibits.

       4.1     Amended and Restated Declaration of Trust, dated as of August 15,
               2005

       4.2     Indenture, dated as of August 15, 2005

       99.1    Press Release dated August 16, 2005.




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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005

                                           Community Bancorp Inc.



                                           By:   /s/ Michael J. Perdue
                                               -----------------------
                                           Michael J. Perdue
                                           President, Chief Executive Officer